                                                                   EXHIBIT 10.10

                                LICENSE AGREEMENT
                                -----------------

     This License Agreement ("Agreement"), is effective as of December 19, 1996, by and between Gary R. Jernberg, D.D.S., M.S.D., an individual having a principal place of business at 99 Navaho Avenue, Suite 102, Mankato, Minnesota 56001 (hereinafter referred to as "LICENSOR"), and OraPharma, Inc., a corporation organized and existing under the laws of the State of Delaware, having a principal place of business at 1200 Route 22 East, Suite 2000, Bridgewater, New Jersey, 08807, (hereinafter referred to as "LICENSEE").

                                    RECITALS
                                    --------

     WHEREAS, LICENSOR is the owner of the entire right, title and interest in the Licensed Patent (as defined below) and the Option Patents (as defined below); and

     WHEREAS, LICENSOR represents and warrants that he has the sole right to grant for the United States, its territories and possessions and any foreign jurisdictions in which corresponding patents have been issued and patent applications have been filed (collectively, the "Territory"), (i) licenses under the Licensed Patent of the scope hereinafter granted and options and licenses under the Option Patents of the scope hereinafter granted, and (ii) releases for past infringement, if any, under the Licensed Patent and the Option Patents; and

     WHEREAS, LICENSEE desires to (i) develop, manufacture, use and sell product(s) used in method(s) for local delivery of chemotherapeutic agents in the treatment of periodontal diseases, which method(s) are covered by one or more of the claims of the Licensed Patent, and to authorize others to do so, and
(ii) evaluate the Option Patents; and

     WHEREAS, LICENSEE desires to acquire, and LICENSOR is willing to grant, an exclusive license under the Licensed Patent to practice and authorize others to practice method(s) covered by one or more of the claims of the Licensed Patent (hereinafter the "Delivery Licensed Method"); and

     WHEREAS, LICENSEE desires to obtain an option to acquire an exclusive license under the Option Patents to develop, make, use and sell product(s) used in methods for aiding periodontal tissue regeneration and methods for delivery of tissue regeneration agents (the "Barrier Licensed Method") and to permit others to do so, and the LICENSOR is willing to grant such option and exclusive license; and

     WHEREAS, a condition precedent to the granting of any licenses herein is the execution of a related agreement between LICENSEE and American Cyanamid ("Cyanamid Agreement").

     NOW, THEREFORE, in consideration of the promises and conditions hereinafter set forth, the parties agree as follows:

                                I. DEFINITIONS
                                ---------------

1.1 "Net invoice price" shall mean the total invoices billed, less the following items, to the extent to which they are paid and included in the total invoices billed:

     (a)  sales taxes;
     (b)  excise taxes and custom duties and other governmental charges;
     (c)  transportation and insurance on shipments to customers;
     (d)  trade, quantity and cash discounts; and
     (e) amounts repaid, credited or otherwise allowed by reason of rebates, recalls, rejections of defective goods or returned goods.

     If LICENSEE or any of its Affiliates or sublicensees sells any Licensed Product in combination with other items which are not Licensed Products ("Other Items") at a single invoice price, "Net Invoice Price" for purposes of computing royalty payments due hereunder on the combination shall be determined on a country-by-country basis as follows:

     (i) if all Licensed Products and Other Items contained in the combination are available separately, "Net Invoice Price" for purposes of computing royalty payments shall be determined by multiplying Net Invoice Price from sales of the combination by the fraction A/A+B, where A is the selling price of all Licensed Products in the combination and B is the selling price of all Other Items in the combination;

     (ii) if the combination includes Other Items which are not sold separately (but all Licensed Products contained in the combination are available separately), "Net Invoice Price" for purposes of computing royalty payments shall be determined by multiplying Net Invoice Price from sales of the combination by the fraction A/C, where A is the selling price of all Licensed Products in the combination and C is the selling price of the combination, provided that if the fraction A/C is less than 50%, Net Invoice Price shall be multiplied by 50% so that in no event shall the Net Invoice Price of Licensed Products for purposes of computing royalty payments be less than 50% of the Net Invoice Price of Other Items; and

     (iii) if neither the Licensed Products nor the Other Items contained in the combination are sold separately, "Net Invoice Price" for purposes of computing royalty payments shall be determined by multiplying Net Invoice Price from sales of the combination by the fraction D/D+E, where D is the cost of manufacture of all Licensed Products in the combination and E is the cost of manufacture of all

          Other Items in the combination, all as reasonably determined by LICENSEE, its Affiliate or sublicensee (as applicable), provided that if the fraction D/D+E is less than 50%, Net Invoice Price shall be multiplied by 50% so that in no event shall the Net Invoice Price of Licensed Products for purposes of computing royalty payments be less than 50% of the Net Invoice Price of Other Items.

     For purposes of determining what constitutes "Other Items", a delivery device such as a syringe shall be included in the Net Invoice Price of the Licensed Product such that the Net Invoice Price of a delivery device and Licensed Product combination shall be deemed as Net Invoice Price of Licensed Product and sections i, ii, and iii shall not be utilized unless there are Other Items present in the combination.

1.2 "Affiliate" shall mean any corporation; e.g., subsidiary, division, etc., firm, partnership, individual or other form of business organization as to which the control of the business shall be exercised by LICENSEE, any corporation in which LICENSEE owns at least fifty percent (50%) of the stock entitled to vote for directors, any corporation which owns fifty percent (50%) or more of the stock of LICENSEE, and any legal entity under common control with LICENSEE.

1.3 "Licensed Patent" shall mean U.S. Patent No. 4,685,883, entitled "Local Delivery of Chemotherapeutic Agents for the Treatment of Periodontal Disease" and granted on August 11, 1987, and any and all divisions, continuations, continuations-in-part, renewals, reissues and extensions thereof.

1.4 "Option Patents" shall mean (i) U.S. Patent No. 5,059,123, entitled "Periodontal Barrier and Method for Aiding Periodontal Tissue Regeneration" and granted on October 22, 1991, and any corresponding foreign patents and patent applications, (ii) U.S. Patent No. 5,197,882, entitled "Periodontal Barrier and Method for Aiding Periodontal Tissue and Regeneration Agents" and granted on March 30, 1993, and any corresponding foreign patents and patent applications, and (iii) any and all divisions, continuations, continuations-in-part, renewals, reissues and extensions of the patents and patent applications described in clauses (i) and (ii) above.

1.5 "Patents" shall mean (i) the Licensed Patent, and (ii) upon the exercise by LICENSEE of the option granted to it pursuant to paragraph 2.2 hereof, any of the Option Patents that LICENSEE elects to license hereunder pursuant to such option.

                                    II. GRANT
                                   ----------

Subject to the terms and conditions of this Agreement, LICENSOR hereby grants to
LICENSEE:

2.1 Patent License: The exclusive right and license to practice under the Licensed Patent and authorize others to practice the Delivery Licensed Method throughout the United

     States, its territories and possessions and under the Licensed Patent to make, have made, use, sell, have sold and otherwise commercialize Licensed Products throughout the United States, its territories and possessions (which exclusive right and license shall be exclusive even as to LICENSOR).

2.2  Option: An exclusive option to be exercised no later than January 10, 1997
     ------
     to acquire a worldwide exclusive license under the Option Patents. LICENSEE may exercise the option at any time prior to January 10, 1997 by giving written notice to LICENSOR of its election to exercise the option. Upon exercise of the option by LICENSEE, LICENSOR shall be deemed contemporaneously to have granted to LICENSEE a worldwide exclusive right and license to practice under the Option Patents and authorize others to practice under the Option Patents for which the option has been exercised to make, have made, use, sell, have sold and otherwise commercialize Licensed Products (which exclusive right and licensee shall be exclusive even as to LICENSOR.) If LICENSEE exercises the option as herein provided, the right and license granted by LICENSOR to LICENSEE with respect to the Option Patents shall automatically be valid, effective and binding upon LICENSEE and LICENSOR, without the necessity for any signatures or further action on the part of either of the parties hereto.

2.3 Improvement Inventions: LICENSOR's inventions in the field of oral care which may be invented by LICENSOR during the term of this Agreement and which infringe or would have infringed (if the applicable Patent was valid, enforceable, and unexpired) one or more claims of the Patents ("Improvement Inventions") shall be incorporated into this Agreement and the right and license granted by LICENSOR to LICENSEE with respect to such Improvement Inventions shall automatically be valid, effective and binding upon LICENSEE and LICENSOR, without the necessity for any signatures or further action on the part of either of the parties hereto. LICENSOR shall promptly disclose to LICENSEE any Improvement Inventions in the field of oral care during the term of this Agreement either before or after filing a patent application on the invention. If LICENSOR discloses such Improvement Inventions to LICENSEE and LICENSEE fails to file a patent application within sixty (60) days of such disclosure, LICENSOR has the right, at LICENSOR's expense, to file such application in such Improvement Invention and LICENSOR will be the owner of such patent rights, subject to LICENSEE's right and license thereunder and the other terms of this Agreement.

2.4  Right of First Refusal: A right of first refusal in accordance with the
     ----------------------
     procedures set forth below on certain of the LICENSOR's inventions in the field of oral care which may be invented by LICENSOR during the term of this Agreement. LICENSOR shall promptly disclose to LICENSEE any inventions in the field of oral care during the term of this Agreement either before or after filing a patent application on the invention. If such inventions qualify as Improvement Inventions then section 2.3 above shall control. Inventions in the field of oral care which are not Improvement Inventions, which utilize LICENSEE Confidential Information, or, the manufacture, use, or sale thereof infringe one or more claims of LICENSEE's patents or patents licensed from other third parties, whether already issued or issued in the future, shall belong to LICENSEE and LICENSOR hereby agrees to assign any and all such rights of LICENSOR in such inventions to LICENSEE. For purposes of this Section 2.4, "utilize" means the use by LICENSOR of Confidential Information that is or would have been necessary for LICENSOR to include in any patent application disclosure for such invention(s). Any dispute as to whether an invention by LICENSOR is covered by this Section 2.4 shall be resolved by arbitration in accordance with paragraph XXIII. For purposes of this section, LICENSEE Confidential Information is written information obtained from LICENSEE that is clearly marked and labeled as such and that would be deemed trade secrets as defined by the Uniform Trade Secrets Act. LICENSEE Confidential Information shall not include any information which LICENSOR can demonstrate was 1) known to LICENSOR prior to receipt from LICENSEE; 2) otherwise lawfully available to LICENSOR or to the public; 3) through no act on the part of LICENSOR becomes lawfully available to LICENSOR or the public; 4) corresponds in substance to any information received in good faith by LICENSOR from any third party with no obligation of confidentiality to LICENSEE; 5) communicated by LICENSEE to any third party without restriction as to confidentiality; or 6) independently developed by LICENSOR. Inventions by LICENSOR in the field of oral care which do not utilize LICENSEE Confidential Information and the manufacture, sale, or use thereof does not infringe one or more claims of LICENSEE's patents or patents licensed from other third parties in the field of oral care, whether already issued or issued in the future, shall belong to LICENSOR. LICENSEE shall have a period of ninety (90) days following receipt to evaluate any such patent application and/or invention disclosure. Upon written notice from LICENSEE prior to the end of such period, the parties shall negotiate in good faith the terms and conditions of a license arrangement. Should an agreement not be entered into at the end of 180 days, LICENSOR shall be free to approach other third parties regarding possible interest in a license. However, LICENSOR shall disclose to LICENSEE the consideration offered by any third party and shall give LICENSEE a period of sixty (60) days to match any such offer. LICENSOR shall not be obligated to disclose the identity of the third party or other terms and conditions of the third party offer other than the consideration offered; namely, royalty rate, minimum guarantees, number of shares and price, etc.

2.5 Sublicensees: A right to sublicense any or all of the inventions and/or Patents licensed under this Agreement.

          III. LICENSE ROYALTIES AND OTHER CONSIDERATION
          -----------------------------------------------

3.1  Royalty:  Subject to any advance or credit provided for under this
     -------
     Agreement, LICENSEE shall pay to LICENSOR, on a quarterly basis, as set forth in paragraph 4.1 below, a royalty which shall be based upon products sold by LICENSEE or its Affiliates or sublicensees for use in the practice of the Delivery Licensed Method and, if

     LICENSEE exercises its option under paragraph 2.2, the Barrier Licensed Method, and the manufacture, sale or use of which shall be covered by a valid, enforceable and unexpired claim of an issued Patent of the jurisdiction where sold (hereinafter, the "Licensed Product"). The royalty payable with respect to each Licensed Product sold within jurisdictions where a valid, enforceable and unexpired claim of an issued Patent continues to exist shall be [the confidential material contained herein has been omitted and has been separately filed with the Commission.] Upon expiration of the Licensed Patent, LICENSEE shall pay for a period of [the confidential material contained herein has been omitted and has been separately filed with the Commission] from the expiration of the Licensed Patent a royalty of [the confidential material contained herein has been omitted and has been separately filed with the Commission.] This reduced royalty is in consideration for the ongoing contributions of LICENSOR to LICENSEE as further provided in this Agreement. Royalties will be based on the Net Invoice Price resulting from any sale of Licensed Products to third parties by LICENSEE or any of its Affiliates or sublicensees (and not sales among LICENSEE, its Affiliates or sublicensees, except as otherwise provided in the following sentence). LICENSEE shall pay a royalty of [the confidential material contained herein has been omitted and has been separately filed with the Commission.] In those countries where the LICENSOR has a patent, the royalty will be [the confidential material contained herein has been omitted and has been separately filed with the Commission.] Notwithstanding anything to the contrary contained herein if a Licensed Product or the manufacture, sale or use thereof is covered by more than one Patent or claim within the Patents, LICENSEE shall be responsible for the payment of only one royalty.

3.2  Warrants: LICENSEE shall provide LICENSOR five (5) year warrants to
     --------
     purchase Forty Thousand (40,000) shares of LICENSEE's Common Stock, par value $0.01 per share, at an exercise price of five cents ($.05) per share. The warrants will vest according to the following schedule: Fifty percent (50%) of the shares (20,000) upon signing this Agreement, and the remaining fifty percent (50%) of the shares (20,000 shares) upon the election of LICENSEE to exercise its option to license exclusively one or both of the Option Patents. The warrants shall be substantially in the form attached as Exhibit A.

3.3  Milestone Payments: For any product which relies upon one of the Patents,
     ------------------
     milestone payments will be made according to the following schedule:

     A. NDA Submission - If LICENSEE elects to submit an NDA to the U.S. F.D.A. for a product which requires a license on one or more of the Patents, then within thirty (30) days following the U.S. F.D.A.'s acceptance of such NDA as a complete submission (i.e., not receipt or final approval), LICENSEE will provide LICENSOR a payment of Fifty Thousand U.S. Dollars ($50,000) in either cash or an equivalent value in warrants to purchase LICENSEE's equity securities, calculated on the basis of conversion at the then fair market value for

          LICENSEE's equity securities, as of the date the NDA submission is accepted as a complete submission exercisable for five (5) years at the fair market value used for conversion. The dollar value of the milestone payment (i.e., $50,000 in the case of cash or warrants) will be treated as an advance on royalties due to LICENSOR under this Agreement. The election of a cash or warrant form of payment will be at the exclusive option of LICENSEE. LICENSOR will be notified in writing within five (5) days following receipt by LICENSEE of any notification of acceptance by the U.S. F.D.A. of an NDA Submission as complete and of LICENSEE's election of cash or warrants. A submission of an NDA relating to the same product for a new indication will not result in another milestone payment under this Section 3.3A.

     B. NDA Approval - Within thirty (30) days following receipt of the approval and authorization of the U.S. F.D.A. to market any Licensed Products, LICENSEE will provide to LICENSOR a payment of One Hundred Thousand U.S. Dollars ($100,000) in either cash or an equivalent value in warrants to purchase LICENSEE's equity securities, calculated on the basis of conversion at the fair market value for LICENSEE's equity securities as of the date of such approval, exercisable for five (5) years at the fair market value used for conversion. The dollar value of the milestone payment (i.e. $100,000 in the case of cash or warrants) will be treated as an advance on royalties due to LICENSOR under this Agreement. The election of a cash or warrant form of payment will be at the exclusive option of LICENSEE. LICENSOR will be notified in writing within five (5) days following receipt by LICENSEE of any approvals and authorizations by the U.S. F.D.A. and of LICENSEE's election of cash or warrants. Approval of an NDA relating to the same product for a new indication will not result in another milestone payment under this Section 3.3B.

3.4  Special Advisor: LICENSEE will retain LICENSOR for the term of this
     ---------------
     Agreement as a Special Advisor to LICENSEE, for an annual retainer of [the confidential material contained herein has been omitted and has been separately filed with the Commission] paid quarterly on the first day of the second month of each quarter. The first quarter payment shall be payable on a pro-rata basis. LICENSEE and LICENSOR will execute a confidentiality agreement, attached as Exhibit B, as a part of this arrangement. It is expected that LICENSEE will have regular meetings with LICENSOR at which time progress on the development of products, etc. relating to LICENSOR's technology will be presented to LICENSOR. Reasonable expenses relating to LICENSOR's travel in connection with meetings that LICENSEE requests LICENSOR attend, will be reimbursed upon submission of a written invoice and copies of all receipts therefor. In addition, new ideas or suggestions that LICENSOR may have regarding LICENSEE's existing or proposed projects may be discussed at these meetings. [the confidential material contained herein has been omitted and has been separately filed with the Commission]. However, such LICENSOR's consulting services shall be limited to a maximum of ten (10) days per year. Consulting services requiring travel by LICENSOR shall be limited to no more than [the confidential material contained herein has been omitted and has been separately filed with the Commission] trips per year with a maximum of [the confidential material contained herein has been omitted and has been separately filed with the Commission] per month and no more than [the confidential material contained herein has been omitted and has beenseparately filed with the Commission] days per trip. Additional consulting services shall be provided by LICENSOR only upon LICENSOR's approval.

3.5 Sublicenses: In the event that LICENSEE enters into corporate relationships involving product(s) which require a sublicense of one or more of the Patents, LICENSEE will provide LICENSOR the same consideration set forth in paragraphs 3.1 through 3.4 as if the product(s) were developed and commercialized by LICENSEE itself.

                    IV. PAYMENTS, REPORTS, BOOKS AND RECORDS
                    -----------------------------------------

4.1  Payments and Reports: Within sixty (60) days after the end of each calendar
     --------------------
     quarter (e.g., the quarters ending on March 31, June 30, September 30 and December 31) during which LICENSEE is obligated to pay royalties to LICENSOR, LICENSEE shall provide a written report to LICENSOR setting forth the sale of Licensed Products broken down by drug type or product class within the Territory during such calendar quarter, provided that if LICENSEE shall not have received from its Affiliates or any sublicensee a report of sales of Licensed Products, then such sales may be included in the next quarterly report. If no Licensed Products have been sold during any calendar quarter, a statement to that effect shall be made by LICENSEE to LICENSOR within said sixty (60) day period. At the time each report is made, LICENSEE shall pay to LICENSOR the royalties shown by such report to be payable thereunder. Interest shall accrue at the rate of [the confidential material contained herein has been omitted and has been separately filed with the Commission] with respect to any payment which is not received when it is due and payable.

4.2  Books and Records: LICENSEE shall keep books and records in such reasonable
     -----------------
     detail as will permit the reports provided for in paragraph 4.1 above to be made and the royalties payable hereunder to be determined. LICENSEE further agrees to permit the books and records related to any such report to be inspected or audited, not more than once per year, at the expense of LICENSOR upon reasonable advance notice during reasonable business hours by a certified public accountant acceptable to LICENSEE to verify such reports. LICENSEE shall not unreasonably refuse acceptance of a certified public accountant selected by LICENSOR to perform such an audit. The expense of any such inspection or audit shall be borne by LICENSOR, except that if as a result of such inspection or audit, it is determined that LICENSEE has underpaid the royalties due

     LICENSOR by [the confidential material contained herein has been omitted and has been separately filed with the Commission], the expense of such inspection or audit shall be paid by LICENSEE, or if already paid, LICENSEE shall reimburse LICENSOR for the cost thereof. The accountant shall transmit to LICENSOR only that information necessary to verify the sales figures and LICENSOR shall require the accountant to maintain all other information in strict confidence. LICENSOR may perform the audits set forth above to cover a period of three (3) years from the date a report is due LICENSEE. However, if a material shortfall in payment of royalties is discovered during an audit, LICENSOR may perform the audits set forth above to cover a period of five (5) years from the date a report is due LICENSEE.

4.3  Periodic Status Reports: LICENSOR shall be provided on a semi-annual basis
     -----------------------
     (every six (6) months) with an overall status review of all research and development and marketing efforts to develop and market products covered by the invention.

4.4  Payment of Royalties: Payment shall be made by delivery of a check to the
     --------------------
     LICENSOR's address noted above or such other address as designated in writing by LICENSOR. Payment shall be deemed made upon date of deposition in the mail if mailed, or personal delivery if personally delivered.

4.5  Accounting; Foreign Currency: Royalty payments shall be paid in United
     ----------------------------
     States dollars. If a currency conversion shall be required in connection with the payment of royalties hereunder, the conversion shall be made by using the exchange rate quoted in The Wall Street Journal (eastern edition) on the last business day of the calendar quarter reporting period to which such royalty payments relate. Where royalties are due from sales in a country where by reason of currency regulations of any kind or otherwise it is impossible to make royalty payments for such sales in accordance with this Agreement, such royalties shall be deposited in whatever currency is allowable for the benefit or credit of LICENSOR in any bank in that country as shall be acceptable to LICENSOR.

4.6  Withholding Taxes: LICENSOR acknowledges and agrees that there may be
     -----------------
     deducted from any payments or royalties otherwise due and payable hereunder any taxes or other payments required to be withheld under applicable law with respect to such payments or royalties or otherwise relating to Licensed Products.

                             V. TERM AND TERMINATION
                             -----------------------

5.1  Term:  Excepted as provided in Section 3.1 relative to certain ongoing
     ----
     royalties for [the confidential material contained herein has been omitted and has been separately filed with the Commission] following expiration of the Licensed Patent, the term of this Agreement shall commence on the effective date of the Agreement and continue for the entire remaining term of the Patents (including as the term of any Patent that may be extended pursuant to the Patent Term Restoration Act or foreign equivalent), unless earlier terminated, pursuant to the provisions of paragraphs 5.2 or 5.3 below.

5.2  Termination by LICENSOR:
     -----------------------

     (a)  Default by LICENSEE: LICENSOR at his option may terminate this
          -------------------
          Agreement by written notice to LICENSEE if LICENSEE shall:

          i. default in the payment of any royalties or any other amount required to be paid by LICENSEE to LICENSOR hereunder and such default shall continue for a period of sixty (60) days after LICENSOR shall have given to LICENSEE written notice of such default; or

          ii. default in the making of any reports required to be made by LICENSEE to LICENSOR hereunder and such default shall continue for a period of sixty (60) days after LICENSOR shall have given LICENSEE written notice of such default; or

          iii. default in the performance of any other material provision contained in this Agreement to be performed and such default shall continue for a period of sixty (60) days after LICENSOR shall have given LICENSEE written notice of such default.

     (b)  Effect of Failure to Terminate: Failure or delay by LICENSOR to
          ------------------------------
          exercise its right of termination by reason of any default of LICENSEE in carrying out any obligation imposed upon it by this Agreement shall not operate to prejudice LICENSOR's right of termination for any other or subsequent default by LICENSEE.

     (c)  Cyanamid Agreement: LICENSOR at his option may terminate this
          ------------------
          Agreement by giving at least ten (10) days' prior written notice to LICENSEE in the event LICENSEE does not enter into the Cyanamid Agreement within thirty (30) days after the effective date of this Agreement (unless LICENSEE enters into the Cyanamid Agreement during such ten (10) day period.)

5.3  Termination by LICENSEE:
     -----------------------

     (a) Patent Validity:  LICENSEE shall have the right to terminate this
         ---------------
     Agreement with respect to any Patent in the event that all of the claims of such Patent are held invalid by a court of last resort or by a lower tribunal from whose action no appeal has been taken within the period allowed therefor. In the event that LICENSEE exercises its right under this paragraph to terminate, said termination shall affect only payment of any future royalties due, and there shall be no obligation by LICENSOR to refund past royalties paid or due to LICENSOR.

     (b)  Termination by LICENSEE: LICENSEE shall have the right to terminate
          -----------------------
          this Agreement, with or without cause, as of the end of any calendar month by giving actual notice to LICENSOR at least sixty (60) days prior to the date of which LICENSEE shall elect to have such termination become effective. Such termination shall discharge LICENSEE from any and all obligations not yet due as of the effective date of such termination, but shall not release LICENSEE from the payment of any and all royalties earned and unpaid as of the effective date of such termination.

5.4  Termination by Either Party: Termination of this Agreement by either party
     ---------------------------
     shall be a remedy in addition to any other rights and/or remedies which a party may have against the other as of the occurrence which brought about such termination. Termination shall not relieve LICENSEE of any of its obligations to pay royalties which accrued prior to the effective date of termination, or to comply with any other of its obligations to perform which arose prior to the effective date of termination. In the event this Agreement is terminated prior to the expiration hereof, LICENSEE, its Affiliates and its sublicensees may continue the manufacture of any work-in-progress and retain and continue to sell all inventory of Licensed Products then on hand or in production for a period of one hundred and eighty (180) days from the effective date of termination provided that royalties are paid to LICENSOR in the amounts and in the manner provided in this Agreement as if this Agreement had not been terminated.

5.5  Patent Term Restoration Act: LICENSEE has the duty and right to seek
     ---------------------------
     extension of the patent term under the Patent Term Restoration Act and shall endeavor to obtain the maximum extension possible. LICENSEE will keep LICENSOR informed as to any opportunities for such extensions and will promptly forward to LICENSOR copies of all correspondence by and between LICENSEE and the Patent Office. LICENSOR shall cooperate with LICENSEE in providing whatever information and assistance is required including signing any necessary documents without any charge to LICENSEE. LICENSEE shall notify LICENSOR when extension under the Patent Term Restoration Act and applicable foreign equivalents is possible. LICENSOR shall have the right to seek extension of the patent term, if available, under the Patent Term Restoration Act and applicable foreign equivalents if LICENSEE chooses not to do so. LICENSEE shall pay all expenses for such process.

                                    VI. TITLE
                                    ---------

     Title to the Licensed Patent and the Option Patents and all rights therein shall remain with LICENSOR, except for the rights and licenses granted to LICENSEE under this Agreement.

                         VII. TRANSFERABILITY OF LICENSE
                        --------------------------------

     The rights granted by this Agreement to LICENSEE shall not be assigned, transferred or sold by LICENSEE without the prior written consent of LICENSOR (which consent shall not be unreasonably withheld or delayed), except that LICENSEE may, without obtaining the consent of LICENSOR, (i) grant sublicenses hereunder, and (ii) assign its rights hereunder to any Affiliate of LICENSEE or to the successor of LICENSEE's business or all or substantially all of its assets related to the licenses granted hereunder or capital stock (by purchase, merger, operation of law or otherwise), provided that such successor agrees to assume all of the obligations provided herein.

                 VIII. DOCUMENTATION AND SUPPLEMENTAL ASSISTANCE
                 -----------------------------------------------

     LICENSOR shall have no on-going obligation to provide additional documentation, technology, or assistance to LICENSEE beyond the disclosure in the Patents, except for duties as Special Advisor as described in Paragraph 3.4 of this Agreement and LICENSEE's rights under paragraphs 2.3 and 2.4.

                        IX. TRADEMARKS AND ADVERTISEMENTS
                        ---------------------------------

9.1 Except as otherwise provided in this Agreement, LICENSEE and LICENSOR each agree that it shall not use, make reference to, or display any trademarks, service marks, trade names, symbols or logos owned or used by the other, including the use of the other's name, and further agrees that no advertisement in any form, whether by publication, television, radio, data sheet or by any other mode or medium, shall make any use of the names, trademarks, trade names, logos or service marks of the other, unless prior written permission is obtained from the other, except that LICENSEE may state that it is licensed by LICENSOR under one or more of the Patents and LICENSEE may comply with disclosure requirements under any applicable law.

9.2 LICENSEE shall endeavor to acknowledge Gary R. Jernberg, D.D.S., M.S.D., as the inventor of the Patents on all LICENSEE materials identifying advisors of the Company.

                         X. ENFORCEMENT OF PATENT RIGHTS
                         -------------------------------

10.1 Notice of Infringement: Each party hereto shall promptly notify the other
     ----------------------
     of any alleged infringement by a third party of the Patents and of any available evidence of such infringement.

10.2 Suit by LICENSEE: LICENSEE shall have the right, but not the obligation, to
     ----------------
     take any action, including, without limitation, to commence a suit or other legal proceedings, against third parties to prosecute any infringement of any of the Patents in its own name or in the name of LICENSOR as party plaintiff. LICENSOR shall join as a party to any such suit or other legal proceedings if required by law or procedure, and otherwise cooperate and assist LICENSEE in any action undertaken by LICENSEE. All damages and other amounts recovered by LICENSEE as a result of any suit or other legal proceedings commenced by LICENSEE (whether pursuant to a final judgment, by settlement or otherwise) shall be applied first to all of the out of pocket expenses of LICENSEE and LICENSOR, if LICENSOR is required by law or procedure to join in such suit or other legal proceedings, to prosecute and/or settle such suit or other legal proceedings (including, without limitation, attorneys fees and the fees of consultants and experts), and the remaining balance of any such recovery or payment shall be distributed [the confidential material contained herein has been omitted and has been separately filed with the Commission] to LICENSEE and [the confidential material contained herein has been omitted and has been separately filed with the Commission] to LICENSOR. LICENSOR may, at its sole expense, participate in any suit or other legal proceedings commenced by LICENSEE if not otherwise required by law or procedure to join in such suit or other legal proceedings.

10.3 Suit by LICENSOR: If, within ninety (90) days after notice by either party
     ----------------
     of any alleged infringement, LICENSEE has been unsuccessful in persuading the alleged infringer to desist and has not commenced a suit or other legal proceedings, or if LICENSEE notifies LICENSOR at any time of its intention not to bring suit or other legal proceedings against an alleged infringer, the LICENSOR shall have the right, but not the obligation, to commence suit or other legal proceedings for such infringement. The total cost of any such infringement action commenced solely by LICENSOR shall be borne by LICENSOR, and LICENSOR shall retain any recovery of damages awarded in such action, except that [the confidential material contained herein has been omitted and has been separately filed with the Commission] of any such recovery or damages, after deducting all costs and expenses to prosecute and/or settle such suits or other legal proceedings (including, without limitation, attorneys fees and the fees of consultants and experts) shall be credited against all royalties payable hereunder. LICENSEE may, at its sole expense, participate in any suit or other legal proceedings commenced by LICENSOR.

                     XI. PATENT PROSECUTION AND MAINTENANCE
                     --------------------------------------

     LICENSEE shall, during the term of this Agreement, prosecute all patent applications included within the Patents, and maintain all issued patents included within the Patents in force by duly filing all necessary papers and paying any fees required by the patent laws of the particular country in which such Patents were issued provided that LICENSEE shall be entitled to credit the following amounts against any future royalties: [the confidential material contained herein has been omitted and has been separately filed with the Commission] for each application filed in the United States and a total of [the confidential material contained herein has been omitted and has been separately filed with the Commission] to cover all foreign filings. Upon request LICENSOR shall promptly provide to LICENSEE copies of all applications and correspondence and other documents related to the Patents that are reasonably necessary to allow LICENSEE to prosecute and maintain such Patents provided LICENSOR is reimbursed for all costs reasonably related to providing such assistance.

                                XII. DISCLAIMERS
                                -----------------

     Nothing contained in this Agreement shall be construed as:

     (a) conferring any license or other right, by implication, estoppel or otherwise, under any patent application, patent or patent right, except as herein expressly granted under this Agreement; or

     (b) except as otherwise set forth in paragraph XIV, a warranty or representation by LICENSOR that any manufacture, use, sale or other disposition of Licensed Products under the license granted in this Agreement is fit for use or will be free from claims of infringement of any patent, other than the Licensed Patent or the Option Patents, as the case may be; or

     (c) imposing on either party any obligation to file any patent application or to secure any patent or maintain any patent in force, except the Patents.

                    XIII. INDEMNIFICATION; PRODUCTS LIABILITY
                    -----------------------------------------

     LICENSEE agrees to defend, indemnify and hold LICENSOR harmless from any and all claims, demands, loss, liability, expense or damage (including investigative costs, court costs and reasonable attorneys' fees) arising out of or otherwise related to (i) any claim of injury or damage by any third party arising out of any theory of product liability based upon usage of any Licensed Product or based upon any claim that any Licensed Product is defective in material, design or workmanship, or that the use or sale of such Licensed Product constituted a breach of warranty, either express or implied, (ii) the breach of any representation or warranty made by LICENSEE herein or (iii) the default by LICENSEE in the performance or observance of any of its obligations to be performed or observed hereunder. LICENSEE will assume control of the defense of any such claim or action; provided, however, that (i) LICENSOR shall be entitled to participate therein (through counsel of his own choosing) at LICENSOR's sole cost and expense, and (ii) LICENSEE shall not settle or compromise any such claim or action without the prior written consent of LICENSOR (which consent shall not be unreasonably withheld or delayed) unless such settlement or compromise includes a general release of LICENSOR from any and all liability with respect thereto.

                       XIV. REPRESENTATIONS AND WARRANTIES
                       -----------------------------------

14.1 By LICENSEE.  LICENSEE hereby represents and warrants to LICENSOR that (i)
     -----------
     LICENSEE has full legal right, power and authority to execute, deliver and perform its obligations under this Agreement, and (ii) the execution, delivery and performance by LICENSEE of this Agreement does not contravene or constitute a default under any provision of applicable law or of its certificate of incorporation or by-laws (or equivalent governing documents) or of any agreement, judgment, injunction, order, decree or other instrument binding upon it.

14.2 By LICENSOR. LICENSOR hereby represents and warrants to LICENSEE that (i)
     -----------
     LICENSOR has full legal right, power and authority to execute, deliver and perform his obligations under this Agreement, (ii) the execution, delivery and performance by LICENSOR of this Agreement do not contravene or constitute a default under any provision of applicable law or any agreement, judgment, injunction, order, decree or other instrument binding upon LICENSOR or otherwise relating to the Licensed Patent or the Option Patents, (iii) LICENSOR is the exclusive owner of all legal and beneficial right, title and interest in and to the Licensed Patent and the Option Patents, free and clear of any lien, claim or encumbrance or other rights of any other person or entity, and he has the right to license and grant rights under the Licensed Patent and the Option Patents to LICENSEE, (iv) LICENSOR has not granted to any other person or entity any license or other rights with respect to the Licensed Patent or the Option Patents that are currently in effect, and (v) to the best knowledge of LICENSOR, neither the practice of the Patents as contemplated hereby, nor the development, manufacture, use, sale or commercialization of any Licensed Product shall infringe or violate any patent or other right of any person or entity.

                                XV. GOVERNING LAW
                                -----------------

     This Agreement is deemed entered into in Minnesota for purposes of jurisdiction and venue and shall be governed by, and construed in accordance with, the laws of the State of Minnesota and the United States.

                                  XVI. MARKING
                                  ------------

     LICENSEE agrees to have all Licensed Products and the product literature and advertisements for the Licensed Products made, used or sold under this Agreement herein granted marked with the appropriate patent notice; e.g.:

                   LICENSED UNDER U.S. PATENT NO. 4,685,883 or
                       LICENSED UNDER U.S. PAT. 4,685,883

                                 XVII. DILIGENCE
                                 ---------------

     LICENSEE agrees to use commercially reasonable efforts to develop (including NDA submission within four (4) years), and bring to market, within six (6) years from the date hereof, a Licensed Product the manufacture, sale or use of which is subject to any claim contained in the

Licensed Patent. If LICENSEE exercises the option pursuant to paragraph 2.2, LICENSEE shall use commercially reasonable efforts to develop (including NDA submission within eight (8) years), and bring to market, within ten (10) years from the date hereof, a Licensed Product the manufacture, use or sale of which is subject to any claim contained in any of the Option Patents. Licensee may, but shall have no obligation, to develop additional Licensed Products. If the Licensed Patent or Option Patents are not commercialized and brought to market within the periods provided for above, then the parties shall meet and consider the status of LICENSEE's development efforts and agree upon the reasonable efforts LICENSEE shall utilize to develop and bring such Licensed Products to market. If the parties are unable to agree upon such efforts within forty-five
(45) days, the matter shall be resolved by arbitration in accordance with paragraph XXIII hereof. If LICENSEE thereafter fails to use efforts agreed to by the parties or determined by arbitration, the license granted herein with respect to the Licensed Patent or Option Patents, as the case may be shall be converted to a nonexclusive license. For the purposes of this paragraph, the efforts of an Affiliate, sublicensee or collaborator of LICENSEE shall constitute the efforts of LICENSEE hereunder.


                             XVIII. ENTIRE AGREEMENT
                             -----------------------

     This Agreement shall constitute the entire Agreement between the parties, and there will be no other representations, warranties, undertakings, or conditions, express or implied, except as set forth in this Agreement. This Agreement supersedes all prior agreements, understandings or negotiations, written or otherwise.

                          XIX. LIMITATION OF LIABILITY
                          ----------------------------

     UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY OTHER PERSON OR ENTITY FOR ANY LOSS OF PROFITS OR SPECIAL, CONSEQUENTIAL OR INDIRECT DAMAGES OF ANY KIND WHATSOEVER.
     No party shall be liable for failure or delay in performing any of its obligations hereunder if such failure or delay is occasioned by circumstances beyond the reasonable control of the party so failing or delaying, including without limitation, Acts of God, war, insurrection, fire, flood, etc.

                                XX. MODIFICATIONS
                                -----------------

     This Agreement may not be modified, amended or supplemented except by an instrument in writing signed by both parties.

                                   XXI. WAIVER
                                   -----------

     The failure of either party to require the performance of any term of this Agreement, or the waiver by either party of any breach under this Agreement, shall not prevent any subsequent enforcement of such term, nor be deemed a waiver of any subsequent breach.

                                XXII. SUCCESSORS
                                ----------------

     All of the terms, provisions and conditions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, and permitted successors, transferees and assigns.

                               XXIII. ARBITRATION
                               ------------------

     Any controversy or dispute arising out of or in connection with this Agreement, its interpretation, performance, or termination including any questions of fraud or questions concerning the validity or enforceability of the Agreement, but not the validity of the claims of the Patents, which the parties are unable to resolve within forty-five (45) days after written notice by one party to the other of the existence of such controversy or dispute, may be submitted to arbitration by either party, and if so submitted by either party, shall be finally settled by arbitration conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect on the date hereof. Any such arbitration shall take place in Minneapolis, Minnesota. The law applicable to the subject matter of the dispute shall be the laws of the State of Minnesota.

     The institution of any arbitration proceeding hereunder shall not relieve LICENSEE of its obligation to make payments accrued hereunder to LICENSOR during the continuance of such proceeding. The decision by the arbitrators shall be binding and conclusive upon the parties, their successors, and assigns and they shall comply with such decision in good faith, and each party hereby submits itself to the jurisdiction of the courts of the place where the arbitration is held but only for the entry of judgment with respect to the decision of the arbitrators hereunder. Notwithstanding the foregoing, judgment upon the award may be entered in any court where the arbitration takes place, or any court having jurisdiction. Notwithstanding anything to the contrary contained herein, either party shall have the right to apply to a court of competent jurisdiction for a temporary restraining order, a preliminary injunction or other equitable relief to prevent irreparable harm or to preserve the status quo.

                               XXIV. COUNTERPARTS
                               ------------------

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one instrument, and, in making proof hereof, it shall not be necessary to produce or account for more than one such counterpart.

                                  XXV.  NOTICE
                                  ------------

     Any notice and reports with respect to this Agreement shall be given in writing, by mail, postage prepaid, or by prepaid telegram, by reputable overnight courier (receipt requested) or personally delivered to the principal place of business of the parties, as set forth above, or such other address as shall be designated in writing by either party. Unless otherwise expressly provided in this Agreement, any notice to be given shall be deemed to have been given and shall be effective, three days after the date of deposit in the mail if mailed or upon receipt if sent by overnight courier or personally delivered. Copies of all notices sent to LICENSEE shall be addressed to the attention of the President of LICENSEE.

                          XXVI. RELATIONSHIP OF PARTIES
                          -----------------------------

     It is expressly agreed by the parties hereto that LICENSOR and LICENSEE are independent contractors and nothing in this Agreement is intended to create an employer relationship, joint venture, or partnership between the parties. No party has the authority to bind the other.

                            XXVII. FURTHER ASSURANCES
                            -------------------------

     Without limiting the generality of any provision of this Agreement, each party agrees that upon request of any other party, it shall, from time to time, do any and all other acts and things as may reasonably be required to carry out its obligations hereunder, to consummate the transactions contemplated hereby, and to effectuate the purposes hereof. For any consulting services provided by LICENSOR above and beyond the ten (10) days required under Section 3.4, LICENSEE agrees to reimburse LICENSOR for any travel and subsistence expenses reasonably incurred to provide any assistance requested by LICENSEE and to compensate LICENSEE at a rate of [the confidential material contained herein has been omitted and has been separately filed with the Commission.]

                              XXVIII. SEVERABILITY
                              --------------------

     Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions hereof in any other jurisdiction.

                                 XXIX. HEADINGS
                                 --------------

     The headings used in this Agreement are for convenience of reference only and shall not affect the meaning or construction of this Agreement.

                           XXX. RESERVATION OF RIGHTS
                           --------------------------

     LICENSOR retains any and all rights to applications of LICENSOR inventions outside the field of oral care and LICENSOR shall be free to license or exploit any such inventions for use outside the field of oral care as LICENSOR chooses.

     IN WITNESS WHEREOF, the parties have executed this Agreement:

                              LICENSOR

                              Gary R. Jernberg, D.D.S., M.S.D.
                              --------------------------------

Date:  12/19/96               By:
     -------------------         -----------------------------
                              Name: /s/ Gary R. Jernberg
                                   ---------------------------
                              Title:
                                    --------------------------

                              LICENSEE

                              OraPharma, Inc.
                              ---------------

Date:  12/24/96               By: MICHAEL D. KISHBAUCH
    --------------------         -----------------------------
                              Name: /s/ Michael Kishbauch
                                   ---------------------------
                              Title:  PRESIDENT/CEO
                                    --------------------------

     IN TESTIMONY WHEREOF, I have hereunto set my had this 19 day of
                                                          ----
 December , 1996.
----------    --
                                               Dawn Renner
                                    --------------------------------------------
                                    Name:


STATE OF Minnesota  )
                    )ss.
COUNTY OF Hennepin  )

     On this 19 day of December, 1996  before me personally appeared
             --        --------    --
 Gary R. Jernberg , to me known to be the person described in and who
------------------
acknowledged to me that he executed the same for the uses and purposes therein set forth.



  /s/ Dawn Renner                                  [seal]
-----------------------------------
Notary Public

     IN TESTIMONY WHEREOF, I have hereunto set my hand this 24 day of
                                                           ----
 December ,1996.
----------   --
                                          Richard A. Charlton
                                    --------------------------------------------
                                    Name:


STATE OF New Jersey )
                    )ss.
COUNTY OF           )

     On this  24 day of  December , 1996  before me personally appeared
             ----       ----------    --
 Michael Kishbauch , to me known to be the person described in and who
-------------------
acknowledged to me that he executed the same for the uses and purposes therein set forth.



   /s/ Richard Charlton                            [seal]
-----------------------------------